UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2023

MATTEL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05647	95-1567322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of Principal Executive Offices including Zip Code)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2023, the Board of Directors (the “Board”) of Mattel, Inc. (“Mattel” or the “Company”) elected Noreena Hertz as a new director of Mattel, appointed Professor Hertz to the Governance and Social Responsibility Committee of the Board, and approved an increase in the size of the Board from 10 to 11 directors, in each case effective March 29, 2023. The Board determined that Professor Hertz is independent as defined by the Nasdaq listing standards.

Professor Hertz, 55, has held several senior academic positions and led research focused on artificial intelligence, decision-making, risk assessment and management, globalization, and innovation, among other subjects. She is based at University College London’s Institute for Global Prosperity, where she has served as Visiting Professor since 2016 and as Honorary Professor since 2013. She was previously Professor of Globalization, Sustainability, and Finance at the University of Amsterdam between 2009 and 2013, and spent the prior ten years as Associate Director of the Centre for International Business and Management at the University of Cambridge. Professor Hertz brings to Mattel’s Board 25 years of experience advising companies and governments in a variety of sectors and geographies on strategy and policy decisions, mergers and acquisitions, intelligence gathering and analysis, millennials and post-millennials, community-building, and environmental, social, and governance (“ESG”) matters.

Professor Hertz is the author of best-selling books on globalization, ESG, strategic decision-making, and macro-societal trends published in over 20 countries, including The Lonely Century: A Call to Reconnect; Eyes Wide Open: How to Make Smart Decisions in a Confusing World; I.O.U: The Debt Threat and Why We Must Defuse It; and The Silent Takeover. She is a board member of Warner Music Group Corp., where she serves on the Audit Committee and Nominating and Governance Committee. She is also a board member of Workhuman (Globoforce Limited), where she serves on the Audit Committee and Compensation Committee. Professor Hertz has previously served in several board and advisory roles for other organizations, including RWE AG, the Inclusive Capitalism Taskforce, Edelman Europe, Inspiring Girls International, and Citigroup’s Politics and Economics Global Advisory Board.

Professor Hertz has a PhD from the University of Cambridge and an MBA from the Wharton School of the University of Pennsylvania.

In accordance with Mattel’s director compensation program, Professor Hertz will be entitled to a cash retainer of $26,250 and a grant of restricted stock units valued at $38,750 (based on the closing price of Mattel’s common stock on the grant date of March 29, 2023), which represents a pro-ration of the annual director compensation based on the number of months (including partial months) she will serve from March 29, 2023 to the date of Mattel’s 2023 Annual Meeting of Stockholders.

There are no transactions between Professor Hertz and Mattel that would be reportable under Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 29, 2023, Mattel issued a press release regarding the election of Professor Hertz, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 29, 2023, announcing the election of Noreena Hertz to the Board and appointment to the Governance and Social Responsibility Committee of the Board

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President, Chief Legal Officer, and Secretary

Date: March 29, 2023